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                                                                     EXHIBIT 5.1

Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson



                                February 7, 2001



Multimedia Games, Inc.
8900 Shoal Creek Blvd., Suite 300
Austin, Texas 78757

                  RE:      Post Effective Amendment No. 2 on Form S-3

Ladies and Gentlemen:

         We have examined Post Effective Amendment No. 2 on Form S-3 to Registration Statement on Form SB-2 (File No. 333-30721), to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 1,792,143 shares of Common Stock (the "Shares") issuable upon the exercise of your Class A and Class B Warrants ("Warrants"). As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with said sale of the Shares.

         It is our opinion that the Shares, when issued and paid for in accordance with the terms of the Warrants, will be legally and validly issued, fully paid, and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                     Very truly yours,

                                     HALL, ESTILL, HARDWICK, GABLE, GOLDEN &
                                     NELSON